Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (THE “SECOND AMENDMENT”) IS DATED AS OF AUGUST 22, 2006, EFFECTIVE AS OF AUGUST 15, 2006, AND IS MADE BY AND AMONG PENN VIRGINIA OPERATING CO., LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “BORROWER”), THE GUARANTORS (INDIVIDUALLY A “GUARANTOR” AND COLLECTIVELY, THE “GUARANTORS”), THE FINANCIAL INSTITUTIONS PARTY HERETO (INDIVIDUALLY A “LENDER” AND COLLECTIVELY, THE “LENDERS”), AND PNC BANK, NATIONAL ASSOCIATION, AS AGENT FOR THE LENDERS (THE “AGENT”).

RECITALS:

WHEREAS, the Borrower, the Guarantors, the Lenders, and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2005, as amended by that certain First Amendment, Waiver, and Consent to Amended and Restated Credit Agreement, dated as of July 15, 2005 (as amended, the “Credit Agreement”) (unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement);

WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

2. Amendment to Credit Agreement.

(a) Definitions.

The following new definitions shall be inserted in Section 1.1 of the Credit Agreement in alphabetical order:

(i) “Pricing Grid Consolidated EBITDA shall mean, for any period of determination, Consolidated Net Income for such period, (x) excluding therefrom (A) any non-cash extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment) and (B) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period plus (y) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) Consolidated Interest Expense, (ii) income taxes, (iii) depletion and depreciation expense, and (iv) amortization expense; provided, however, that for the purposes of this definition,

(1) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Pricing Grid Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, (2) with respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 hereof, Pricing Grid Consolidated EBITDA shall be calculated as if such disposition had been consummated at the beginning of such period and (3) to the extent that the computation of Pricing Grid Consolidated EBITDA includes a gain or loss with respect to a Hedging Transaction, Pricing Grid Consolidated EBITDA shall be (a) increased by any non-cash items of loss arising from Hedging Transactions net of any actual cash payments related to the items(s) giving rise to the loss and (b) decreased by any non-cash items of gain arising from Hedging Transactions net of any actual cash payments related to the items(s) giving rise to the gain.”

(ii) “Pricing Grid Leverage Ratio shall mean as of any date of determination, the ratio of (i) Consolidated Total Indebtedness of the Parent and its Subsidiaries to (ii) Pricing Grid Consolidated EBITDA for the four (4) fiscal quarters ending on such date of determination.”

(b) Schedule 1.1(A).

Schedule 1.1(A) of the Credit Agreement shall be amended so that each reference to the phrase “Leverage Ratio” in such schedule shall be replaced with the phrase “Pricing Grid Leverage Ratio.”

3. Conditions to Closing. The foregoing amendments contained in Section 2 of this Second Amendment shall have an effective date of August 15, 2006 (the “Second Amendment Effective Date”) once each of the following conditions has been satisfied to the satisfaction of the Agent. This Second Amendment shall be dated the date upon which each of the following conditions has been satisfied to the satisfaction of the Agent (the “Second Amendment Closing Date”):

(a) Execution and Delivery of Second Amendment. The Borrower, the Guarantors, the Lenders whose Revolving Credit Commitment is increasing, and the Agent shall have executed those Loan Documents to which it is a party, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Lenders and the Agent.

(b) Material Adverse Change. Each of the Loan Parties represents and warrants to the Agent and the Lenders that, by its execution and delivery hereof to the Agent, after giving effect to this Second Amendment, no Material Adverse Change shall have occurred with respect to the Borrower or any of the Loan Parties since the Closing Date of the Credit Agreement.

(c) Litigation. Each of the Loan Parties represents and warrants to the Agent and the Lenders that, by its execution and delivery hereof to the Agent, after giving effect to this Second Amendment, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Loans Parties’ knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

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(d) Representations and Warranties; No Event of Default. The representations and warranties set forth in the Credit Agreement and this Second Amendment shall be true and correct on and as of the Second Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Potential Default or Event of Default shall exist and be continuing under the Credit Agreement or under any other Material Contract, as of the Second Amendment Effective Date.

4. Amendment Effective Upon the Amendment of the Note Purchase Agreement. The following provision shall become effective at such time that (i) the definition of “Consolidated EBITDA” under the Note Purchase Agreement has been amended in a similar manner as determined by the Agent or (ii) the Borrower has prepaid each Note in the “Make-Whole Amount” (as defined in the Note Purchase Agreement) and that all the obligations under the Note Purchase Agreement have been paid in full and fully satisfied (until such time, the definition of Consolidated EBITDA under the Credit Agreement shall remain unchanged in its current form). Furthermore, upon the effectiveness of the following amendment, Exhibit 8.3.4 [Quarterly Compliance Certificate] to the Credit Agreement shall be revised in accordance with the amended definition of “Consolidated EBITDA” as set forth below.

(a) Definitions.

(i) The following existing definition in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Consolidated EBITDA shall mean, for any period of determination, Consolidated Net Income for such period, (x) excluding therefrom (A) any non-cash extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment) and (B) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period plus (y) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) Consolidated Interest Expense, (ii) income taxes, (iii) depletion and depreciation expense, and (iv) amortization expense; provided, however, that for the purposes of this definition, (1) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, (2) with respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 hereof, Consolidated EBITDA shall be calculated as if such disposition had been consummated at the beginning of such period and

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(3) to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to a Hedging Transaction, Consolidated EBITDA shall be (a) increased by any non-cash items of loss arising from Hedging Transactions net of any actual cash payments related to the items(s) giving rise to the loss and (b) decreased by any non-cash items of gain arising from Hedging Transactions net of any actual cash payments related to the items(s) giving rise to the gain.”

5. Miscellaneous.

(a) Representations and Warranties. By its execution and delivery hereof to the Agent, each of the Loan Parties represents and warrants to the Agent and the Lenders that (i) such Loan Party has duly authorized, executed and delivered this Second Amendment, and (ii) no “Default” or “Event of Default” (as such terms are defined in the Note Purchase Agreement) shall have occurred and be continuing under the Note Purchase Agreement after giving effect to the amendments set forth in the Second Amendment.

(b) Full Force and Effect. All provisions of the Credit Agreement remain in full force and effect on and after the Second Amendment Effective Date and the date hereof except as expressly amended hereby. The parties do not amend any provisions of the Credit Agreement except as expressly amended hereby.

(c) Counterparts. This Second Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of which together shall constitute one and the same instrument.

(d) Incorporation into Credit Agreement. This Second Amendment shall be incorporated into the Credit Agreement by this reference. All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(e) Governing Law. This Second Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(f) Payment of Fees and Expenses. The Borrower unconditionally agrees to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation, to the Agent for itself the reasonable costs and expenses of the Agent including, without limitation, the reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

(g) No Novation. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Borrower, the Guarantors, each Lender, and the Agent acknowledge and agree that this Second Amendment

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is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

(h) Joinder of Guarantors. Each of the Guarantors hereby joins in this Second Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Credit Agreement as hereby amended, and in each other Loan Document given by it in connection therewith.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Second Amendment as of the day and year first above written.

PENN VIRGINIA OPERATING CO., LLC

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its sole general partner

CONNECT ENERGY SERVICES, LLCFIELDCREST RESOURCES LLC

K RAIL LLC

LOADOUT LLCPVR CHEROKEE GAS PROCESSING LLC

PVR GAS PIPELINE, LLC

PVR GAS PROCESSING LLC

PVR GAS RESOURCES, LLC

PVR HAMLIN I, LLC

PVR HAMLIN II, LLC

PVR HAMLIN, LP

By:	PVR Hamlin I, LLC, its sole general partner

PVR HYDROCARBONS LLC

PVR LAVERNE GAS PROCESSING LLC

PVR MIDSTREAM LLC

PVR NATURAL GAS GATHERING LLC

PVR OKLAHOMA NATURAL GAS GATHERING LLC

SUNCREST RESOURCES LLC

WISE LLC

By:	/s/ Frank A. Pici	(SEAL)
Name:	Frank A. Pici
Title:	Vice President

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

SECOND AMENDMENT TO CREDIT AGREEMENT]

LENDERS
BNP PARIBAS, individually and as Managing Agent

By:	/s/ Mark A. Cox
Name:	Mark A. Cox
Title:	Director

By:	/s/ Russell Otts
Name:	Russell Otts
Title:	Vice President

BRANCH BANKING & TRUST COMPANY

By:	/s/ Hugh Freguson
Name:	Hugh Freguson
Title:	Vice President

COMERICA BANK

By:	/s/ Huma Vadgama
Name:	Huma Vadgama
Title:	Vice President

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A. successor by merger to FLEET NATIONAL BANK, individually and as Documentation Agent

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Vice President

FORTIS CAPITAL CORP.

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Casey Lowary
Name:	Casey Lowary
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Tara Narasiman
Name:	Tara Narasiman
Title:	Associate

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Holly L. Kay
Name:	Holly L. Kay
Title:	Corporate Banking Officer

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

SECOND AMENDMENT TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

SOCIÉTÉ GÉNÉRALE, individually and as Managing Agent

By:	/s/ Elena Robciuc
Name:	Elena Robciuc
Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION (formerly Southwest Bank of Texas, N.A.)

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Senior Vice President

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING CO., LLC

SECOND AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK, individually and as Documentation Agent

By:	/s/ Peter Panos
Name:	Peter Panos
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Documentation Agent

By:	/s/ Jonathan R. Richardson
Name:	Jonathan R. Richardson
Title:	Vice President